Exhibit 24
FirstMerit Corporation
Limited Power of Attorney
2005 Annual Report on Form 10-K
      Each undersigned director and/or officer of FirstMerit Corporation whose signature appears below hereby constitutes and appoints Terry E. Patton, Terrence E. Bichsel and J. Bret Treier, and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to execute and file under the Securities and Exchange Act of 1934, as amended, the Corporation’s Annual Report on Form 10-K for the year 2005, and any and all amendments (on Form 10-K/ A) and exhibits to the foregoing and any and all other documents to be filed with the Securities and Exchange Commission pertaining to such Annual Report, with full power and authority to do an perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises or in the name, place and stead of each of the said directors and officers, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
      Effective the 16th day of February, 2006, unless otherwise indicated below.

/s/ John R. Cochran	/s/ Terrence E. Bichsel

John R. Cochran	Terrence E. Bichsel
Chairman, Chief Executive Officer and Director (principal executive officer)	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Karen S. Belden	/s/ R. Cary Blair

Karen S. Belden	R. Cary Blair
Director	Director

/s/ John C. Blickle	/s/ Robert W. Briggs

John C. Blickle	Robert W. Briggs
Director	Director

/s/ Richard Colella	/s/ Gina D. France

Richard Colella	Gina D. France
Director	Director

/s/ Terry L. Haines	/s/ J. Michael Hochschwender

Terry L. Haines	J. Michael Hochschwender
Director	Director

/s/ Clifford J. Isroff	/s/ Philip A. Lloyd, II

Clifford J. Isroff	Philip A. Lloyd, II
Director	Director

/s/ Roger T. Read	/s/ Richard N. Seaman

Roger T. Read	Richard N. Seaman
Director	Director

/s/ Jerry M. Wolf

Jerry M. Wolf
Director